                                                                    Exhibit 11.1

                       PEOPLES OHIO FINANCIAL CORPORATION

                               EARNINGS PER SHARE
                                   (UNAUDITED)


Earnings per share were computed as follows:

--------------------------------------------- ------------- ---------------------------- ------------------
                                                                Three Months Ended
                                                                September 30, 2002
                                                 Income        Weighted Average Shares    Per Share Amount
--------------------------------------------- ------------- ---------------------------- ------------------
Basic earnings per share-Income available
to common shareholders                          $ 707,117             7,515,193             $    0.09
                                                                                            ---------
Effect of dilutive securities-stock options                             214,786
                                                                      ---------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                              $ 707,117             7,729,979             $    0.09
                                                                      ---------             ---------


--------------------------------------------- ------------- ---------------------------- ------------------
                                                                Three Months Ended
                                                                September 30, 2001
                                                 Income        Weighted Average Shares    Per Share Amount
--------------------------------------------- ------------- ---------------------------- ------------------
Basic earnings per share-Income available
to common shareholders                          $ 628,886             7,439,650             $    0.08
                                                                                            ---------
Effect of dilutive securities-stock options                             247,866
                                                                      ---------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                              $ 628,886             7,687,516             $    0.08
                                                                      ---------             ---------
--------------------------------------------- ------------- ---------------------------- ------------------






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